Exhibit 99.1

July 27, 2022

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS

2022 SECOND QUARTER RESULTS

•	Earnings per diluted share of $0.47 ($0.49 excluding certain items, non-GAAP) for the second quarter of 2022

•	Loan growth of $89.6 million for the quarter excluding PPP loans, or 15.7% on an annualized basis

•	158 consecutive quarters of profitability

•	Efficiency ratio, (excluding certain items, non-GAAP), of 48.5% for the second quarter of 2022

•	Return on average assets, (excluding certain items, non-GAAP), was 1.59% for the second quarter of 2022

•	ROAE and ROATE, (excluding certain items, non-GAAP), 18.6% and 26.1%, respectively, for second quarter of 2022

CANFIELD, Ohio (July 27, 2022) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today reported second quarter net income of $16.0 million for the three months ended June 30, 2022, compared to $15.6 million for the three months ended June 30, 2021. Diluted earnings per share were $0.47 for the second quarter of 2022 versus $0.55 for the second quarter of 2021. The results for the second quarter of 2022 included pretax items of $674,000 for merger related costs, security losses of $60,000, and a gain of $92,000 on the sale of assets. Excluding these items (non-GAAP), net income for the quarter ended June 30, 2022, would have been $16.5 million, or $0.49 per diluted share.

Kevin J. Helmick, President and CEO commented, “Our results for the second quarter were very solid and we are particularly pleased with the growth of our loan portfolio. Our lending teams have been working hard over the past several quarters and we are excited to see strong organic loan growth return to our balance sheet.”

On March 23, 2022, Farmers entered into an agreement and plan of merger (the “Merger Agreement”) with Emclaire Financial Corp. (NASDAQ: EMCF), a Pennsylvania corporation (“Emclaire”), and the parent company of The Farmers National Bank of Emlenton (“Emlenton”). On July 20, 2022, the transaction received the approval of Emclaire’s shareholders. The transaction is expected to be completed after the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement, including the receipt of all required regulatory approvals. Emclaire operates 19 branches in ten counties throughout western Pennsylvania. As of June 30, 2022, Emclaire had total assets of $1.0 billion, gross loans of $810.7 million, deposits of $937.6 million and equity of $80.2 million.

Balance Sheet

Total assets were $4.11 billion at June 30, 2022 compared to $4.21 billion at March 31, 2022 and $4.14 billion at December 31, 2021. Gross loans (excluding loans held for sale and PPP loans) grew from $2.28 billion at March 31, 2022 to $2.37 billion at June 30, 2022, or 15.7% on an annualized basis. The quarter exhibited broad based strength as the Company saw growth across every major loan category exclusive of PPP loans. At June 30, 2022, the Company has $2.5 million of PPP loans before deferred fees still to be forgiven, and $72,000 in net deferred fees associated with these loans yet to be recognized into income.

Available for sale securities decreased to $1.36 billion at June 30, 2022 compared to $1.43 billion at December 31, 2021. The increase in U.S. treasury rates during the first half of the year resulted in a gross unrealized loss of $206.1 million at June 30, 2022, compared to a gross unrealized loss of $100.7 million at March 31, 2022 and a gross unrealized gain of $11.7 million at December 31, 2021. Excluding the gross unrealized gains and losses, the portfolio has increased by $3.5 million from March 31, 2022 to June 30, 2022 and by $151.9 million from December 31, 2021 to June 30, 2022 as the Company added securities to utilize excess cash and take advantage of the higher interest rates. The volatility in the bond market is expected to continue in 2022, which may result in increased volatility in the fair value of the Company’s available for sale securities.

Deposits declined $68.3 million from $3.69 billion at March 31, 2022, to $3.63 billion at June 30, 2022 but are still above the $3.55 billion in deposits reported at December 31, 2021. The seasonality of municipal deposits was responsible for a large portion of the change in deposit balances between March 31, 2022 and June 30, 2022.

Total stockholders’ equity decreased to $321.4 million at June 30, 2022, compared to $393.9 million at March 31, 2022 and $472.4 million at December 31, 2021. The decrease in stockholders’ equity has primarily been due to declines in accumulated other comprehensive income associated with the rapid increase in U.S. treasury rates in 2022 which has had a negative effect on the value of the Company’s available for sale securities, and in turn, the dollar amount that flows through accumulated other comprehensive income. This also continues to have a negative impact on the Company’s tangible book value per share (non-GAAP), which was $6.46 at June 30, 2022 compared to $8.58 at March 31, 2022 and $10.91 at December 31, 2021.

Credit Quality

The Company recorded a provision for credit losses and unfunded commitments of $616,000 for the second quarter of 2022 compared to $50,000 for the second quarter of 2021. Growth in loans was the primary reason for the increase in the provision expense. Net charge-offs totaled $42,000 in the second quarter of 2022 compared to $179,000 in the second quarter of 2021. Net charge-offs as a percentage of average net loans was 1 basis point for the quarter ended June 30, 2022, compared to 4 basis points for the second quarter of 2021. The allowance for credit losses to total loans declined to 1.16% at June 30, 2022, compared to 1.17% and 1.26% at March 31, 2022 and December 31, 2021, respectively.

The Company’s ratio of non-performing loans to loans continues to decline. At June 30, 2022 the ratio was 0.59% compared to 0.61% at March 31, 2022 and 0.69% at December 31, 2021. Early stage delinquencies, defined as 30-89 days delinquent, were $8.7 million, or 0.37% of total loans, at June 30, 2022 compared to $8.9 million, or 0.38% of total loans at December 31, 2021.

Net Interest Income

Net interest income increased $5.2 million, or 19.7%, for the second quarter of 2022 compared to the same period in 2021 due to the acquisition of Cortland Bancorp (“Cortland”) offset by a reduction in PPP interest and fees. Interest and fees associated with PPP loans totaled $2.1 million in the second quarter of 2021 compared to $634,000 in the second quarter of 2022. The net interest margin was 3.25% in the second quarter of 2022 compared to 3.27% for the first quarter of 2022 and 3.52% for the second quarter of 2021. The decline in net interest margin in the second quarter of 2022 compared to the second quarter of 2021 was driven by the lower PPP income in 2022 compared to 2021 and a greater percentage of earning assets invested in securities rather than loans. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the second quarter of 2022 was 3.16% compared to 3.12% for the first quarter of 2022 and 3.36% for the second quarter of 2021.

Noninterest Income

The Company’s noninterest income decreased $31,000, to $9.5 million for the second quarter of 2022 compared to the second quarter of 2021. Net gains on the sale of loans decreased to $365,000 in the second quarter of 2022 compared to $2.2 million in the second quarter of 2021. This drop was caused by lower mortgage production compared to the prior year, compressed margins and a lower saleable mix due to the increase in interest rates in 2022.

For the second quarter of 2022, service charges on deposit accounts were $1.1 million compared to $790,000 for the second quarter of 2021 primarily due to the acquisition of Cortland and growth. BOLI income likewise increased due to the acquisition to $405,000 in the second quarter of 2022 from $300,000 for the second quarter of 2021. Debit card and EFT fees increased to $1.5 million in the second quarter of 2022 compared to $1.3 million in the second quarter of 2021. The increase was due to the acquisition and increased volumes. Other noninterest income increased by $1.0 million in the second quarter of 2022 compared to the second quarter of 2021. The increase was due to the acquisition of Cortland and increased income related to investments in SBIC and SBA funds.

Noninterest Expense

Total noninterest expense was $21.5 million in the second quarter of 2022 compared with $17.1 million for the second quarter ended June 30, 2021. The year-over-year increase was primarily due to the acquisition of Cortland, continued higher healthcare benefit costs and more merger related costs in the second quarter of 2022 compared to the same quarter in 2021.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $4.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 46 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at June 30, 2022 are $2.9 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities, net interest margin excluding acquisition marks and related accretion and PPP interest and fees, efficiency ratio less one-time expenses, and allowance for credit losses to gross loans, excluding PPP loans and acquired loans, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements include impacts from the COVID-19 pandemic, including further resurgence in the spread of COVID-19, on local, national and global economic conditions; higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; unexpected changes in interest rates or disruptions in the mortgage markets related to COVID-19 or other responses to the health crisis; impacts of the upcoming U.S. elections on the regulatory landscape, capital markets, and response to and management of the COVID-19 pandemic including further economic stimulus from the federal government; Farmers’ failure to integrate Emclaire and Emlenton with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Six Months Ended
	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021	Percent Change
Total interest income	$34,286	$33,279	$31,685	$28,375	$28,609	$67,565	$56,399	19.8%
Total interest expense	2,575	2,037	1,986	1,841	2,119	4,612	4,642	-0.6%

Net interest income	31,711	31,242	29,699	26,534	26,490	62,953	51,757	21.6%
Provision (credit) for credit losses	616	(358)	5,366	(948)	50	258	475	-45.7%
Noninterest income	9,477	17,698	9,538	9,015	9,508	27,175	19,640	38.4%
Acquisition related costs	674	1,940	6,521	472	104	2,614	116	2153.4%
Other expense	20,787	28,516	21,140	16,656	16,966	49,303	34,271	43.9%

Income before income taxes	19,111	18,842	6,210	19,369	18,878	37,953	36,535	3.9%
Income taxes	3,160	2,998	508	3,358	3,303	6,158	6,404	-3.8%

Net income	$15,951	$15,844	$5,702	$16,011	$15,575	$31,795	$30,131	5.5%

Average diluted shares outstanding	33,923	33,937	32,074	28,361	28,353	33,927	28,336
Basic earnings per share	0.47	0.47	0.18	0.57	0.55	0.94	1.07
Diluted earnings per share	0.47	0.47	0.18	0.56	0.55	0.94	1.06
Cash dividends per share	0.16	0.16	0.14	0.11	0.11	0.32	0.22
Performance Ratios
Net Interest Margin (Annualized)	3.25%	3.27%	3.33%	3.47%	3.52%	3.25%	3.53%
Efficiency Ratio (Tax equivalent basis)	49.95%	61.36%	63.61%	46.04%	45.70%	55.56%	47.17%
Return on Average Assets (Annualized)	1.54%	1.52%	0.58%	1.92%	1.90%	1.53%	1.89%
Return on Average Equity (Annualized)	17.97%	13.89%	5.24%	16.93%	17.17%	15.67%	17.15%
Dividends to Net Income	33.95%	34.18%	82.99%	19.41%	19.95%	34.07%	20.62%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.57%	1.55%	0.60%	1.97%	1.93%	1.56%	1.90%
Return on Average Tangible Equity	25.23%	17.92%	6.57%	19.63%	19.81%	20.96%	19.76%

Consolidated Statements of Financial Condition

	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Assets
Cash and cash equivalents	$65,458	$137,627	$112,790	$79,808	$149,357
Securities available for sale	1,361,682	1,463,626	1,427,677	1,183,361	996,271
Other investments	34,451	34,019	30,459	19,041	20,573
Loans held for sale	2,714	1,904	4,545	2,628	1,922
Loans	2,374,485	2,304,971	2,331,082	1,894,216	1,959,865
Less allowance for credit losses	27,454	27,015	29,386	23,136	24,806

Net Loans	2,347,031	2,277,956	2,301,696	1,871,080	1,935,059

Other assets	303,028	290,723	265,582	161,129	156,876

Total Assets	$4,114,364	$4,205,855	$4,142,749	$3,317,047	$3,260,058

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$983,713	$963,143	$916,237	$675,938	$663,640
Interest-bearing	2,641,825	2,730,668	2,630,998	2,190,475	2,115,183

Total deposits	3,625,538	3,693,811	3,547,235	2,866,413	2,778,823
Other interest-bearing liabilities	137,985	87,872	87,758	49,649	78,369
Other liabilities	29,392	30,286	35,324	23,461	35,958

Total liabilities	3,792,915	3,811,969	3,670,317	2,939,523	2,893,150
Stockholders’ Equity	321,449	393,886	472,432	377,524	366,908

Total Liabilities and Stockholders’ Equity	$4,114,364	$4,205,855	$4,142,749	$3,317,047	$3,260,058

Period-end shares outstanding	34,032	34,008	33,898	28,322	28,322
Book value per share	$9.45	$11.58	$13.94	$13.33	$12.95
Tangible book value per share (Non-GAAP)*	6.46	8.58	10.91	11.61	11.23

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	13.35%	13.31%	13.16%	14.58%	13.95%
Total Risk Based Capital Ratio (a)	17.54%	17.59%	17.60%	16.25%	15.54%
Tier 1 Risk Based Capital Ratio (a)	13.98%	13.95%	13.82%	15.18%	14.39%
Tier 1 Leverage Ratio (a)	9.56%	9.56%	10.12%	10.17%	9.70%
Equity to Asset Ratio	7.81%	9.37%	11.40%	11.38%	11.25%
Tangible Common Equity Ratio (b)	5.47%	7.11%	9.15%	10.06%	9.90%
Net Loans to Assets	57.04%	54.16%	55.56%	56.41%	59.36%
Loans to Deposits	65.49%	62.40%	65.72%	66.08%	70.53%
Asset Quality
Non-performing loans	$14,107	$14,046	$16,195	$14,744	$13,873
Other Real Estate Owned	0	0	0	0	30
Non-performing assets	14,107	14,046	16,195	14,744	13,903
Loans 30 - 89 days delinquent	8,716	7,304	8,891	6,944	7,606
Charged-off loans	177	1,590	470	411	502
Recoveries	135	149	157	125	323
Net Charge-offs	42	1,441	313	286	179
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.01%	0.25%	0.06%	0.06%	0.04%
Allowance for Credit Losses to Total Loans	1.16%	1.17%	1.26%	1.22%	1.27%
Non-performing Loans to Total Loans	0.59%	0.61%	0.69%	0.78%	0.71%
Allowance to Non-performing Loans	194.61%	192.33%	181.45%	156.92%	178.81%
Non-performing Assets to Total Assets	0.34%	0.33%	0.39%	0.44%	0.43%

(a)	June 30, 2022 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
End of Period Loan Balances	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Commercial real estate	$1,040,243	$1,000,972	$1,011,891	$690,407	$704,809
Commercial	285,981	298,903	313,836	302,356	351,261
Residential real estate	464,489	455,501	453,635	376,901	383,187
HELOC	129,392	128,221	127,433	106,750	107,153
Consumer	218,219	192,586	189,522	189,497	190,064
Agricultural loans	230,477	224,845	232,365	226,896	223,427

Total, excluding net deferred loan costs	$2,368,801	$2,301,028	$2,328,682	$1,892,807	$1,959,901

	For the Three Months Ended					For the Six Months Ended
Noninterest Income	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Service charges on deposit accounts	$1,139	$1,145	$1,138	$924	$790	$2,284	$1,598
Bank owned life insurance income, including death benefits	405	409	414	340	300	814	584
Trust fees	2,376	2,519	2,509	2,335	2,358	4,895	4,594
Insurance agency commissions	1,086	1,047	706	799	948	2,133	1,951
Security gains (losses), including fair value changes for equity securities	(60)	(11)	25	459	32	(71)	520
Retirement plan consulting fees	323	397	378	334	389	720	709
Investment commissions	557	694	611	638	523	1,251	1,027
Net gains on sale of loans	365	1,129	1,728	1,466	2,191	1,494	5,091
Other mortgage banking fee income (loss), net	39	60	2	32	(55)	99	(170)
Debit card and EFT fees	1,528	1,416	1,424	1,227	1,322	2,944	2,493
Other noninterest income	1,719	8,893	603	461	710	10,612	1,243

Total Noninterest Income	$9,477	$17,698	$9,538	$9,015	$9,508	$27,175	$19,640

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Noninterest Expense	2022	2022	2021	2021	2021	2022	2021
Salaries and employee benefits	$11,073	$11,831	$10,230	$9,321	$9,866	$22,904	$19,842
Occupancy and equipment	2,918	2,680	2,422	1,899	1,890	5,598	4,165
State and local taxes	697	678	620	552	551	1,375	1,105
Professional fees	1,056	3,135	1,296	1,009	830	4,191	1,886
Merger related costs	674	1,940	6,521	472	104	2,614	116
Advertising	487	392	776	466	357	879	617
FDIC insurance	282	267	152	140	120	549	290
Intangible amortization	419	420	414	316	316	839	632
Core processing charges	1,123	745	880	860	831	1,868	1,458
Other noninterest expenses	2,732	8,368	4,350	2,093	2,205	11,100	4,276

Total Noninterest Expense	$21,461	$30,456	$27,661	$17,128	$17,070	$51,917	$34,387

Average Balance Sheets and Related Yields and Rates

	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021
	AVERAGE			AVERAGE
(Dollar Amounts in Thousands)	BALANCE	INTEREST (1)	YIELD/RATE (1)	BALANCE	INTEREST (1)	YIELD/RATE (1)
EARNING ASSETS
Loans (2)	$2,337,251	$25,792	4.41%	$2,005,151	$23,669	4.73%
Taxable securities	1,100,538	5,223	1.90	512,779	2,511	1.96
Tax-exempt securities (2)	474,034	3,832	3.23	340,539	2,952	3.48
Other investments	34,030	216	2.54	14,666	121	3.31
Federal funds sold and other	69,532	95	0.55	228,495	58	0.10

Total earning assets	4,015,385	35,158	3.50	3,101,630	29,311	3.79
Nonearning assets	140,334			178,686

Total assets	$4,155,719			$3,280,316

INTEREST-BEARING LIABILITIES
Time deposits	$354,692	$552	0.62%	$392,663	$1,008	1.03%
Brokered time deposits	45,767	49	0.43	15,429	29	0.75
Savings deposits	837,726	141	0.07	516,428	165	0.13
Demand deposits - interest bearing	1,430,273	909	0.25	1,226,894	627	0.20
Short term borrowings	42,527	97	0.91	4,674	3	0.26
Long term borrowings	87,914	827	3.76	74,496	287	1.55

Total interest-bearing liabilities	$2,798,899	2,575	0.37	$2,230,584	2,119	0.38

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	972,174			666,053
Other liabilities	29,665			19,926
Stockholders’ equity	354,981			363,753

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,155,719			$3,280,316

Net interest income and interest rate spread		$32,583	3.13%		$27,192	3.41%

Net interest margin			3.25%			3.52%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $78 thousand and $794 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $92 thousand and $610 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	YIELD/RATE (1)	BALANCE	INTEREST (1)	YIELD/RATE (1)
EARNING ASSETS
Loans (2)	$2,326,392	$51,438	4.42%	$2,029,901	$47,569	4.73%
Taxable securities	1,054,506	9,810	1.86	421,847	4,230	2.02
Tax-exempt securities (2)	467,947	7,559	3.23	311,453	5,565	3.60
Other investments	32,584	346	2.12	14,753	242	3.31
Federal funds sold and other	93,591	143	0.31	257,746	129	0.10

Total earning assets	3,975,020	69,296	3.49	3,035,700	57,735	3.84
Nonearning assets	192,085			182,672

Total assets	$4,167,105			$3,218,372

INTEREST-BEARING LIABILITIES
Time deposits	$366,617	$1,196	0.65%	$416,429	$2,263	1.10%
Brokered time deposits	30,745	64	0.42	23,669	75	0.64
Savings deposits	840,533	308	0.07	506,188	358	0.14
Demand deposits - interest bearing	1,420,957	1,327	0.19	1,155,642	1,359	0.24
Short term borrowings	22,486	98	0.87	3,735	7	0.38
Long term borrowings	87,856	1,619	3.69	75,248	580	1.55

Total interest-bearing liabilities	$2,769,194	4,612	0.33	$2,180,911	4,642	0.43
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$964,380			$661,550
Other liabilities	27,842			21,577
Stockholders’ equity	405,689			354,334

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,167,105			$3,218,372

Net interest income and interest rate spread		$64,684	3.16%		$53,093	3.41%

Net interest margin			3.25%			3.53%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2022, adjustments of $162 thousand and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2021, adjustments of $187 thousand and $1.1 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Total Assets	$4,114,364	$4,205,855	$4,142,749	$3,317,047	$3,260,058	$4,114,364	$3,260,058
Less Goodwill and other intangibles	101,767	102,187	102,606	48,670	48,985	101,767	48,985

Tangible Assets	$4,012,597	$4,103,668	$4,040,143	$3,268,377	$3,211,073	$4,012,597	$3,211,073

Average Assets	4,155,719	4,178,618	3,879,901	3,304,708	3,280,316	4,167,105	3,218,372
Less average Goodwill and other intangibles	102,042	102,462	84,580	48,879	49,193	102,251	49,350

Average Tangible Assets	$4,053,677	$4,076,156	$3,795,321	$3,255,829	$3,231,123	$4,064,854	$3,169,022

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Stockholders’ Equity	$321,449	$393,886	$472,432	$377,524	$366,908	$321,449	$366,908
Less Goodwill and other intangibles	101,767	102,187	102,606	48,670	48,985	101,767	48,985

Tangible Common Equity	$219,682	$291,699	$369,826	$328,854	$317,923	$219,682	$317,923

Average Stockholders’ Equity	354,981	456,206	431,709	375,208	363,753	405,689	354,334
Less average Goodwill and other intangibles	102,042	102,462	84,580	48,879	49,193	102,251	49,350

Average Tangible Common Equity	$252,939	$353,744	$347,129	$326,329	$314,560	$303,438	$304,984

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Net income	$15,951	$15,844	$5,702	$16,011	$15,575	$31,795	$30,131
Acquisition related costs - after tax	564	1,540	5,232	468	83	2,104	92
Acquisition related provision - after tax	0	0	3,846	0	0	0	0
Lawsuit settlement income - after tax	0	(6,616)	0	0	0	(6,616)	0
Lawsuit settlement contingent legal expense - after tax	0	1,639	0	0	0	1,639	0
Charitable donation - after tax	0	4,740	0	0	0	4,740	0
FHLB prepayment penalties - after tax	0	0	1,425	257	0	0	0
Net loss (gain) on asset/security sales - after tax	(25)	97	134	(362)	(26)	72	(370)
Gain on sale of credit card portfolio - after tax	0	0	(189)	0	0	0	0

Net income - Adjusted	$16,490	$17,244	$16,150	$16,374	$15,632	$33,734	$29,853

Diluted EPS excluding merger and one-time items	$0.49	$0.51	$0.50	$0.58	$0.55	$0.99	$1.05

Return on Average Assets excluding merger and certain items (Annualized)	1.59%	1.65%	1.65%	1.97%	1.91%	1.62%	1.86%
Return on Average Equity excluding merger and certain items (Annualized)	18.58%	15.12%	14.84%	17.31%	17.24%	16.63%	16.85%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	26.08%	19.50%	18.46%	19.91%	19.93%	22.23%	19.58%

Efficiency ratio excluding certain items

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Net interest income, after tax	$32,583	$32,100	$30,486	$27,256	$27,192	$64,684	$53,093
Noninterest income	9,477	17,698	9,538	9,015	9,508	27,175	19,640
Legal settlement income	0	(8,375)	0	0	0	(8,375)	0
Net loss (gain) on asset/security sales	(32)	123	170	(458)	(33)	91	(469)
Gain on sale of credit card portfolio	0	0	(239)	0	0	0	0

Net interest income and noninterest income adjusted	42,028	41,546	39,955	35,813	36,667	83,575	72,264
Noninterest expense less intangible amortization	21,042	30,036	27,247	16,813	16,755	51,078	33,757
Charitable donation	0	6,000	0	0	0	6,000	0
Contingent legal settlement expense	0	2,075	0	0	0	2,075	0
Acquisition related costs	674	1,940	6,521	472	104	2,614	116
FHLB prepayment penalties	0	0	1,804	325	0	0	0

Noninterest income adjusted	20,368	20,021	18,922	16,016	16,651	40,389	33,641

Efficiency ratio excluding one-time items	48.46%	48.19%	47.36%	44.72%	45.41%	48.33%	46.55%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Net interest income, taxable equivalent	$32,583	$32,100	$30,486	$27,256	$27,192	$64,684	$53,093
Acquisition marks	381	957	496	(35)	200	1,338	471
PPP interest and fees	634	686	979	1,402	2,097	1,320	4,241

Adjusted and annualized net interest income	126,272	121,828	115,098	102,712	99,854	124,052	96,762

Average earning assets	4,015,385	3,931,506	3,631,320	3,120,336	3,101,630	3,975,020	3,218,372

less PPP average balances	16,019	30,003	47,939	76,990	131,856	22,972	128,531

Adjusted average earning assets	3,999,366	3,901,503	3,583,381	3,043,346	2,969,774	3,952,048	3,089,841

Net interest margin excluding marks and PPP interest and fees	3.16%	3.12%	3.21%	3.37%	3.36%	3.14%	3.13%